UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   October 20, 2005

FOREST OIL CORPORATION

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On October 20, 2005, Forest was informed by the administrative agent bank that the required lenders under Forest’s $600,000,000 credit facilities, consisting of a $550,000,000 U.S. credit facility through a syndicate of banks led by JPMorgan Chase and a $50,000,000 Canadian credit facility through a syndicate of banks led by JPMorgan Chase Bank, Toronto Branch, had approved the First Amendment to the credit facilities and had increased the global borrowing base. The credit facilities mature in September 2009.

The amendment was obtained in connection with the pending spin-off and merger of Forest’s offshore Gulf of Mexico operations with Mariner Energy, Inc.  The amendment permits Forest to transfer the offshore Gulf of Mexico operations to a wholly owned subsidiary, Forest Energy Resources, Inc., and spin-off the operations to Forest’s shareholders by means of a special stock dividend (Spin-off).  The amendment is effective as of October 19, 2005.  Forest plans to file the amendment as an exhibit to its next quarterly report on Form 10-Q.

In addition, effective October 19, 2005, the global borrowing base under the credit facilities was increased from $700,000,000 to $900,000,000.  Subject to the agreement of Forest and the applicable lenders, the size of the credit facilities may be increased by $200,000,000 in the aggregate.   Forest does not currently plan to ask the lenders to approve an increase in the size of the credit facilities and therefore borrowing will continue to be limited to the current commitments totaling $600,000,000.  Upon completing the Spin-off, the borrowing base will reduce to $600,000,000.  Forest has allocated the borrowing base as follows:  $550,000,000 allocated to the U.S. credit facility and $50,000,000 allocated to the Canadian credit facility.

The determination of the global borrowing base is made by the lenders in their sole discretion taking into consideration the estimated value of Forest’s oil and gas properties in accordance with the lenders’ customary practices for oil and gas loans. While the global borrowing base is in effect, pursuant to the terms of the credit facilities it is re-determined semi-annually and the available borrowing amount could be increased or decreased as a result of such re-determinations.  In addition, Forest and the lenders each have discretion at any time, but not more often than once during any calendar year, to have the global borrowing base re-determined.

The credit facilities are collateralized by Forest’s assets.  Forest is required to mortgage, and grant a security interest in, 75% of the present value of the proved oil and gas properties and related assets of Forest and its subsidiaries.  As a result of the Spin-off and increase in the global borrowing base, Forest will provide the lenders with additional collateral in order to satisfy the foregoing mortgage requirement.

From time to time, Forest and the lenders engage in other transactions.  These activities include securities offerings where a lender or an affiliate of the lender may serve as an underwriter or initial purchaser of the securities and hedging arrangements where a lender may be a counterparty to the arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION
(Registrant)

Dated: October 24, 2005	By	/s/ Cyrus D. Marter IV
Cyrus D. Marter IV
Vice President –
General Counsel and Secretary